EXHIBIT 19.1

       AFCO Aggregate Receivables Balance of Amount - Identified ortfolio as of 11/30/97

AGGREGATE RECEIVABLES          NUMBER OF  ACCTS       PERCENT OF             AGGREGATE           PERCENT OF
BALANCE                                               NUMBER OF ACCTS        RECEIVABLE          AGGREGATE
                                                                             BALANCE             RECEIVABLE BALANCE

1.     5,000  or less             38,717                70.64%             $63,347,225.48           11.12%
2.     5,000 -  10,000             6,861                12.52%              48,721,681.12            8.55%
3.    10,000 -  25,000             5,475                 9.99%              85,346,826.75           14.98%
4.    25,000 -  50,000             2,050                 3.74%              71,024,657.43           12.47%
5.    50,000 -  75,000               637                 1.16%              38,805,164.46            6.81%
6.    75,000 - 100,000               317                 0.58%              27,418,571.69            4.81%
7.   100,000 - 250,000               494                 0.90%              74,037,880.15           13.00%
8.   250,000 - 500,000               154                 0.28%              52,183,352.87            9.16%
9.   500,000 - 1,000,000              71                 0.13%              49,176,746.78            8.63%
10. 1,000,000- 5,000,000              30                 0.05%              59,501,499.54           10.45%
11.      Over  5,000,000                                                             0.00            0.00%

Total:                            54,806                                  $569,563,606.27


 AFCO Composition of Receivables by Remaining Installment Term - Identified Portfolio
                                 as of 11/30/97

REMAINING INSTALLMENT  TERM       NUMBER OF  ACCTS    PERCENT OF               AGGREGATE           PERCENT OF
BALANCE                                               NUMBER OF ACCTS          RECEIVABLE          AGGREGATE
                                                                               BALANCE             RECEIVABLE BALANCE

03 Months or Less                 21,852                  39.87%            $86,494,355.14              15.19%
04 to 06 Months                   18,743                  34.20%            192,778,591.43              33.85%
07 to 09 Months                   13,718                  25.03%            208,534,872.35              36.61%
10 to 12 Months                      328                   0.60%             47,607,341.67               8.36%
13 to 18 Months                       66                   0.12%             14,358,737.43               2.52%
More than 18 Months                   99                   0.18%             19,789,708.25               3.47%

Total:                            54,806                                   $569,563,606.27



              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                 AS OF 11/30/97

            STATES                     AGGREGATE             PERCENTAGE OF
                                       RECEIVABLES           AGGREGATE
                                       BALANCE               RECEIVABLE BALANCE
CALIFORNIA                           $125,240,915.11             21.99%
TEXAS                                  76,304,731.50             13.40%
NEW YORK                               66,141,089.28             11.61%
FLORIDA                                40,301,513.10              7.08%
NEW JERSEY                             37,438,248.75              6.57%
PENNSYLVANIA                           22,241,191.12              3.90%
GEORGIA                                18,000,307.48              3.16%
WASHINGTON                             16,779,030.82              2.95%
ILLINOIS                               16,236,121.92              2.85%
OHIO                                   15,917,608.50              2.79%
MASSACHUSETTS                          15,256,718.05              2.68%
MICHIGAN                               14,542,731.74              2.55%
LOUISIANA                               8,568,493.94              1.50%
COLORADO                                7,969,926.84              1.40%
SOUTH CAROLINA                          7,595,799.63              1.33%
NORTH CAROLINA                          6,844,224.06              1.20%
ARKANSAS                                6,791,993.63              1.19%
CONNECTICUT                             6,646,198.22              1.17%
INDIANA                                 6,218,735.43              1.09%
ALABAMA                                 5,867,860.26              1.03%
OKLAHOMA                                5,119,578.62              0.90%
MINNESOTA                               4,856,353.97              0.85%
MARYLAND                                4,760,290.62              0.84%
HAWAII                                  3,674,445.15              0.65%
ARIZONA                                 3,663,133.96              0.64%
WEST VIRGINIA                           3,561,810.84              0.63%
KENTUCKY                                2,827,417.43              0.50%
IDAHO                                   2,789,230.16              0.49%
NEVADA                                  2,614,706.00              0.46%
WISCONSIN                               2,288,355.12              0.40%
NEW HAMPSHIRE                           1,997,296.30              0.35%
UTAH                                    1,906,234.47              0.33%
MAINE                                   1,582,249.67              0.28%
NEBRASKA                                1,358,579.58              0.24%
VIRGINIA                                1,319,292.48              0.23%
OREGON                                  1,193,218.42              0.21%
RHODE ISLAND                              860,732.86              0.15%
IOWA                                      835,417.38              0.15%
MONTANA                                   764,935.21              0.13%
WYOMING                                   277,664.19              0.05%
SOUTH DAKOTA                              204,324.56              0.04%
MISSOURI                                  103,059.31              0.02%
ONTARIO                                    58,445.34              0.01%
DELAWARE                                   29,400.00              0.00%
DISTRICT OF COLUMBIA                        7,299.94              0.00%
MISSISSIPPI                                 3,946.77              0.00%
ALBERTA                                       970.41              0.00%
NORTH DAKOTA                                  911.28              0.00%
VIRGIN ISLANDS                                416.50              0.00%
ALASKA                                        186.70              0.00%
NEW MEXICO                                    171.44              0.00%
KANSAS                                         92.21              0.00%

Total:                               $569,563,606.27


                                                  Loan Loss Experience(1)
                                                  (Dollars In Thousands)

                                                 IDENTIFIED PORTFOLIO                                    ENTIRE PORTFOLIO
                                            ---------------------------------------------    -----------------------------------
                                                ELEVEN MONTHS        ELEVEN MONTHS
                                               ENDED NOVEMBER 31,    ENDED NOVEMBER 31,       FOR THE YEAR ENDED DECEMBER 31,
                                                   1997                  1997                1996           1995           1994
                                                   ----                  ----                ----           ----           ----
Average Outstanding Principal Balance             562,906               $932,156          $1,010,105      $1,036,464    $1,105,789
Gross Charge-Offs                                     760                  4,163               4,115           3,230         2,836
Recoveries                                             52                  1,470               2,136           1,153           966
Net Charge-Offs                                       708                  2,693               1,979           2,077          1,870
Net Charge Offs as a Percentage of Average

     Aggregate Outstanding Principal Balance         0.14% (2)              0.32% (2)          0.20%           0.20%          0.17%


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)  Calculated on an annualized basis.


               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO

                                                                AT NOVEMBER 30,
                                                                    1997
                                                                    ----

Number of days a loan remains overdue
  after cancellation of
  the related insurance policy

       31-89 days                                                    1.36%
       90-270 days                                                   0.90%
       Over 270 days (1)                                             0.00%
                                                                     ----
                                                                     2.26%
                                                                     ====
       Total


     (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                          ELEVEN MONTHS ENDED
                                                           NOVEMBER 30, 1997
                                                          --------------------

Average Outstanding Principal Balance Receivable                $562,906
Interest & Fee Income                                             58,313
Average Revenue Yield                                              11.30%(1)


(1)  Calculated on an annualized basis.